SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

FlexFridge, Inc.

(Exact name of Registrant as specified in its charter)

Illinois	80-0961484
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

205 W. Wacker Dr. Suite 1320 Chicago, IL, USA
(Address of principal executive offices)

(312) 614-1222

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Title of Each Class to be so Registered
Common A Shares, par value $0.0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This registration statement on Form 10 (the “ Registration Statement ”) is being filed by FlexFridge, Inc. in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “ Securities Act ”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.  The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

FlexFridge, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

BUSINESS

FlexFridge is a Patent Pending foldable mini-fridge. FlexFridge was designed to allow students, campers, hotels and businesses to have a big mini-fridge in their dorm rooms, RVs, hotel rooms, or offices. FlexFridge is easy to transport and is easy to setup.

Overview

As discussed elsewhere in this Information Statement, prior to the Spin-Off, FlexFridge was previously known as Cooling Technology Solutions, Inc., a Illinois corporation in March 3, 2013 then later changed its name ZFridge, Inc. an Illinois corporation in September 19, 2013. The company was renamed FlexFridge, Inc. on May 29, 2014. FlexFridge, Inc. was a wholly-owned subsidiary of Epazz, Inc. Epazz, Inc. did not file an information statement at the time the company was spun off.

Containers

The vision of FlexFridge is to develop, manufacture and sell innovative fridge.

Strategy and Implementation Summary

FlexFridge has an initial strategy to emphasize service and support. Both are essential in growing our business. By understanding our customers’ needs we can adapt and develop the account as needed. In addition, as we continue to develop our people, we will become more aware of our customers’ needs, thus allowing us to overcome obstacles as they may arise. Our second strategy is to place additional focus on creating manufacturing relationships, and relationships are the framework that gives us the ability to grow together and form mutually beneficial long-term bonds. Our competitive edge is our innovative technologies.

Market Analysis

FlexFridge intends to market a brand new concept into an existing marketplace that has not thought outside the box or looked to add efficiency into an existing design.

We expect demand for our foldable mini-fridges. We believe key markets are college students, governments, campers and hotels.

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Competition

Our competition is primarily compact fridge. FlexFridge’s entry into this field will largely depend on our success in raising funds to meet the demand.

Government Regulation

FlexFridge’s business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards.

Employees

As of the date of this Information Statement, FlexFridge has 1 employees, all of whom are employed at its engineering office. We are not a party to a collective bargaining agreement with our employees and we believe that our relationships with our employees are satisfactory.

FlexFridge currently anticipates that it will hire additional employees in the last quarter of 2015. We do not feel that we would have any difficulty in locating needed help.

From time-to-time, FlexFridge anticipates that it will use the services of independent contractors and consultants to support its business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Item 1A. Risk Factors.

Smaller reporting companies are not required to provide the information required by this item.

Item 2. Financial Information.

Selected Financial Data

Smaller reporting companies are not required to provide the information required by this item.

Results of operations for FlexFridge, Inc.

FlexFridge, Inc. has had very little activity since inception. There have been no revenues for the years ended December 31, 2014 and 2013.

Results of operations for FlexFridge, Inc.

From Inception on March 3, 2013 to December 31, 2014.

We earned no revenue from inception on March 3, 2013 to December 31, 2014.

Since inception, we have incurred $30,116 of operating expenses, consisting primarily of professional services of $29,661, business licenses of $275 and bank services charges of $180.

Our net income since inception is negative $30,116.

Liquidity and capital resources

At inception, no shares have been sold.

As of December 31, 2014, our total assets were $20 and our total liabilities were $30,136. As of December 31, 2014 we had cash of $20.

During the period from inception to December 31, 2014, we generated no cash from operating activities.

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Summary of Cash and Certain Other Compensation

At present FlexFridge has only two executive officers. The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•	A base salary;

•	A performance bonus; and

•	Periodic grants and/or options of our common stock.

Base Salary. FlexFridge chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus. A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation. See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose. At present, we do not possess such funds.

Item 3. Properties.

FlexFridge’s principal office in Chicago, Illinois 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606 providing by Epazz, Inc.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

PRINCIPAL STOCKHOLDERS

The following table sets forth, following the Effective Date of the Merger, information concerning ownership of FlexFridge securities by:

•	Each person who will beneficially own more than five percent of the outstanding shares of Quality Resource Technologies common stock;

•	Each of FlexFridge’ directors;

•	Each of FlexFridge’ named executive officers; and

•	All of FlexFridge’ directors and officers as a group.

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	Common Stock Beneficially
	Owned (2)	Number
Name and Address of Beneficial Owner (1)	Percent
Shaun Passley, Ph.D.	266,365,364	77

All directors and officers as a group (seven\	272,366,369	78.7
Passley Family	31,020,338	9

(1) Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of the registrant; or

•	With respect to the election of directors or other matters.

DESCRIPTION OF SECURITIES

The authorized capital stock of FlexFridge consists of 1,000,000,000 shares of Common A stock, $0.001 par value per share (the “Common A Stock”), 60,000,000 shares of Common B stock (“Common B Stock”), $0.001 par value and 20,000,000 shares of Series A Preferred stock (“Preferred A Stock”), 20,000,000 shares of Series B Preferred stock, $0.001 par value per share (the “Preferred B Stock”). As of the date of this Form 10, 345,929,044 share of FlexFridge Common A stock was issued and outstanding. 60,000,000 shares of FlexFridge Common B stock was issued and outstanding. 20,000,000 shares of FlexFridge Preferred A shares are issued and outstanding. 20,000,000 shares of FlexFridge Preferred B shares are issued and outstanding.

The following description of certain matters relating to FlexFridge securities is a summary and is qualified in its entirety by the provisions of FlexFridge’ certificate of incorporation and bylaws.

Preferred Stock

FlexFridge board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of FlexFridge. As of the date of this Information Statement, our board has issued no shares of our preferred stock.

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Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of FlexFridge, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of Illinois. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Illinois provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of FlexFridge with any corporation, or any liquidation or disposition of any substantial assets of FlexFridge.

Options

As of the date of this Information Statement, FlexFridge has not issued any options or equity awards to purchase shares of its common stock, although FlexFridge may do so in the future.

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Item 5. Directors and Executive Officers.

MANAGEMENT

Executive Officers and Directors of FlexFridge

The following table sets forth information concerning the directors and executive officers of Quality Resource Technologies as of the date of this Information Statement:

Name	Age	Position(s)	Position(s) Held Since
Shaun A. Passley	36	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer	2013

Craig E. Passley	42	Secretary	2015

The members of FlexFridge’ board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board, which has fixed the number of our directors at four.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. Ingrid Solano is the daughter of James Solano. Otherwise, there are no family relationships among FlexFridge’ directors and officers.

We may employ additional management personnel, as our board of directors deems necessary. We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for FlexFridge’ directors and executive officer is set forth below.

Shaun Passley, Ph.D.

Shaun Passley, Ph.D. has been the President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors since our inception in March 3, 2013.  Dr. Passley obtained his Bachelor’s degree from De Paul University in Finance in 2000, his Master’s Degree from De Paul University in Information Technology in 2006, and his MBA from Benedictine University in 2007, his Masters of Product Design and Development from Northwestern University in 2011 and his Ph.D. in Values Driven Leadership from Benedictine University in 2014.

Craig Passley has been Corporate Secretary. Mr. Passley has served at KB Builders, since November 2000. He obtained his Bachelors degree from Bradley University in 1997 and his Masters Degree from the Keller Graduate School of Management in 2001, his MBA from Lake Forest College in 2008 and his Masters degree from Purdue University in 2012.

FlexFridge’ principal executive offices are located at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606. Our email address is info@FlexFridge.com.

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Item 6. Executive Compensation.

Summary Compensation Table

The following table sets forth, for the last two fiscal years, the compensation earned for services rendered in all capacities by FlexFridge’ chief executive officer, chief financial officer and the other executive officers serving as such at December 31, 2014. The individuals named in the table will be hereinafter referred to as the “Named Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Shaun Passley, Ph.D.	2014 & 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Craig Passley	2014 & 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of FlexFridge’ named executive officers as of the end of the last completed fiscal year, December 31, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shaun Passley, Ph.D.	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Craig Passley	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Director Compensation

The following table provides concerning the compensation of FlexFridge’ directors as of the end of the last completed fiscal year, December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation on Earnings ($)	Total ($)

Shaun Passley, Ph.D.	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this Information Statement, FlexFridge does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

FlexFridge has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 7. Certain Relationships and Related Transactions.

On January 13, 2015, the Company granted 20,000,000 shares of Series A Preferred Stock to Shaun Passley, the president of the company for management services.

On January 13, 2015, the Company granted 16,000,000 shares of Series B Preferred Stock to Epazz, Inc. a corporation controlled by the president of the company for offices services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to GG Mars Capital Inc. a related party for financing services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to Star Financial Corporation a related party for financing services.

On January 13, 2015, the Company granted 4,000 shares of Series B Preferred Stock to Craig Passley a related party for management services.

On January 13, 2015, the Company granted 20,000,000 shares of Series B Common Stock to Shaun Passley, the president of the company for product development services.

Item 8. Legal Proceedings.

FlexFridge is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

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Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is not listed at this time.

Item 10. Recent Sales of Unregistered Securities.

On January 13, 2015, the Company granted 20,000,000 shares of Series A Preferred Stock to Shaun Passley, the president of the company for management services.

On January 13, 2015, the Company granted 16,000,000 shares of Series B Preferred Stock to Epazz, Inc. a corporation controlled by the president of the company for offices services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to GG Mars Capital Inc. a related party for financing services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to Star Financial Corporation a related party for financing services.

On January 13, 2015, the Company granted 4,000 shares of Series B Preferred Stock to Craig Passley a related party for management services.

On January 13, 2015, the Company granted 20,000,000 shares of Series B Common Stock to Shaun Passley, the president of the company for product development services.

Item 11. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF SECURITIES

The authorized capital stock of FlexFridge consists of 1,000,000,000 shares of Common A stock, $0.001 par value per share (the “Common A Stock”), 60,000,000 shares of Common B stock (“Common B Stock”), $0.001 par value and 20,000,000 shares of Series A Preferred stock (“Preferred A Stock”), 20,000,000 shares of Series B Preferred stock, $0.001 par value per share (the “Preferred B Stock”). As of the date of this Form 10, 345,929,044 share of FlexFridge Common A stock was issued and outstanding. 60,000,000 shares of FlexFridge Common B stock was issued and outstanding. 20,000,000 shares of FlexFridge Preferred A shares are issued and outstanding. 20,000,000 shares of FlexFridge Preferred B shares are issued and outstanding.

The following description of certain matters relating to FlexFridge securities is a summary and is qualified in its entirety by the provisions of FlexFridge’ certificate of incorporation and bylaws.

Preferred Stock

FlexFridge board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of FlexFridge. As of the date of this Information Statement, our board has issued no shares of our preferred stock.

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Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of FlexFridge, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of Illinois. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Illinois provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of FlexFridge with any corporation, or any liquidation or disposition of any substantial assets of FlexFridge.

Options

As of the date of this Information Statement, FlexFridge has not issued any options or equity awards to purchase shares of its common stock, although FlexFridge may do so in the future.

Item 12. Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by Illinois law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Illinois corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Item 13. Financial Statements and Supplementary Data.

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1. (see Item 15).

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

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Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

See the financial statements annexed to this Registration Statement which financial statements are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

1.1	Articles of Incorporation**

1.2	Amendment of Articles

1.3	Bylaws of FlexFridge, Inc.

________________

*	Filed herewith.

**	Previously filed.

†	Confidential treatment requested as to certain terms in this agreement; these terms have been omitted from this filing and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FLEXFRIDGE, INC.

By:	/s/ Shaun Passley
Name: Shaun Passley, Ph.D. Title: Director Date: February 2, 2015

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FLEXFRIDGE, INC.

Annual Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of FlexFridge, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of FlexFridge, Inc. (a Development Stage Company) as of December 31, 2014 and 2013, respectively, and the related statements of income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014 and the period from inception on March 3, 2013 to December 31, 2013 and the period from inception on March 3, 2013 to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FlexFridge, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated a deficit of $30,116 and negative working capital of $30,116, which raises doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

Houston, TX

www.mkacpas.com

February 2, 2015

F-1

FlexFridge, Inc.

(A Development Stage Company)

BALANCE SHEETS

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash	$20	$100

Total assets	$20	$100

Liabilities and Stockholders' Equity (Deficit)

Accounts payable - related party	$30,136	$3,175
Total liabilities	30,136	3,175

Stockholders' equity (deficit):
Common stock, Class A, $0.0001 par value, 1,000,000,000 shares authorized, 345,610,950 shares issued and outstanding at December 31, 2014 and December 31, 2013	34,561	34,561
Additional paid in capital	(34,561)	(34,561)
Deficit accumulated during development stage	(30,116)	(3,075)
Total stockholders' equity (deficit)	(30,116)	(3,075)

Total liabilities and stockholders' equity (deficit)	$20	$100

See accompanying notes to financial statements.

F-2

FlexFridge, Inc.

(A Development Stage Company)

INCOME STATEMENTS

	For the Years Ended	Inception to	Inception
	December 31,	December 31,	March 3, 2013 to
	2014	2013	December 31, 2014
Revenue	$–	$–	$–

Expenses:
Patent Expense	26,861	2,800	29,661
Bank Charges	180	–	180
General and administrative	–	275	275
Total operating expenses	27,041	3,075	30,116

Net loss	$(27,041)	$(3,075)	$(30,116)

Weighted average number of common shares outstanding - basic and fully diluted	345,610,950	345,610,950	345,610,950

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)	$(0.00)

See accompanying notes to financial statements.

F-3

FlexFridge, Inc.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 3, 2013 (INCEPTION) TO DECEMBER 31, 2014

	Class A			Deficit Accumulated During	Total Stockholders'
	Common Stock		Additional	Development	Equity
	Shares	Amount	Paid-in	Stage	(Deficit)
March 3, 2013 (Inception)	–	–	–	–	–

Issuance of common stock for spin-off	345,610,950	$34,561	$(34,561)		$0

Net (loss) for the period ended December 31, 2013	–	–	–	(3,075)	(3,075)

Balance, December 31, 2013	345,610,950	$34,561	$(34,561)	$(3,075)	$(3,075)

Net (loss) for the year ended December 31, 2014	–	–	–	(27,041)	(27,041)

Balance, December 31, 2014	345,610,950	$34,561	$(34,561)	$(30,116)	$(30,116)

See accompanying notes to financial statements.

F-4

FlexFridge, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Years Ended		Inception
	December 31,		March 3, 2013 to
	2014	2013	December 31, 2014
Cash flows from operating activities
Net loss	$(27,041)	$(3,075)	$(30,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable - related party	26,961	3,075	30,036
Net cash used in operating activities	$(80)	$–	$(80)

Cash flows from investing activities

Net cash used in investing activities	$–	$–	$–

Cash flows from financing activities
Contributed capital	$–	$100	$100

Net increase (decrease) in cash	$(80)	$100	$20
Cash - beginning	100	–	–
Cash - ending	$20	$100	$20

Non-Cash Transactions
Issuance of shares for spin-off from parent	–	34,561	34,561

See accompanying notes to financial statements.

F-5

FLEXFRIDGE, INC.

(A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business and Organization

FlexFridge, Inc. (“FlexFridge” or the “Company”), an Illinois corporation, was formed on March 3, 2013 as Cooling Technology Solutions, Inc. (“CTS”), a wholly-owned subsidiary of Epazz, Inc. (“Epazz”), an Illinois corporation. On September 19, 2013, the Company amended its Articles of Incorporation to change the name from Cooling Technology Solutions, Inc. to Z Fridge, Inc. and was renamed FlexFridge, Inc. on May 29, 2014. The Company was formed to develop its Project Flex product which involves the development of a dorm room sized refrigerator. The Company plans to file a non-provisional patent application and currently has limited activity.

On September 7, 2013, the sole Director, and majority shareholder, holding over two thirds of the voting power of the Corporation’s Class A and Class B Common Stock of Epazz, voted to approve the spin-off and stock dividend of Z Fridge, whereby each of Epazz’ shareholders of record on September 15, 2013 received 1 share of Z Fridge for each 10 shares of Epazz Class A Common Stock as distributed on November 21, 2013.

Basis of Accounting

Our financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Reclassifications

Certain amounts in the financial statements of the prior year have been reclassified to conform to the presentation of the current year for comparative purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

FlexFridge maintains cash balances in non-interest-bearing transaction accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents on hand at December 31, 2014 or 2013.

F-6

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Software	3 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated. We elected to expense our patent costs, which totaled $26,861 for the period from March 4, 2013 (Inception) through December 31, 2014.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.
2)	Development (web application, infrastructure, and graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.
3)	Post-implementation (after site is up and running: security, training, and administration), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

The Company didn’t have any capitalized website development costs during the period from March 3, 2013 (Inception) through December 31, 2014.

F-7

Allowance for Doubtful Accounts

We plan to generate the majority of our revenues and corresponding accounts receivable from the sales of our product. When we commence sales we will evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due. We had no Bad debts expense or allowance for doubtful accounts for the period from March 3, 2013 (Inception) through December 31, 2014.

Revenue Recognition

Sales on products are recorded when goods are sold, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

The Company doesn’t currently provide product warranties, but if it does in the future it will provide for specific product lines and accrue for estimated future warranty costs in the period in which the revenue is recognized.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. We had no advertising expenses period from March 3, 2013 (Inception) through December 31, 2014.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception on March 3, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, are to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. We had no common stock issued for services and compensation for the period from March 3, 2013 (Inception) through December 31, 2014.

Uncertain Tax Positions

Effective upon inception on March 3, 2013, the Company adopted new standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions. As of December 31, 2014, the Company had no uncertain tax positions.

F-8

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

F-9

In February 2013, FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 did not have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 did not have a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $(30,116), as of December 31, 2014. The Company’s current liabilities exceeded its current assets by $30,116. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-10

Note 3 – Spin-Off

On March 3, 2013, the Company, formerly a wholly-owned subsidiary of Epazz, Inc., was spun-off. As a result, on November 21, 2013 the Company distributed a total of 345,610,950 shares to holders of record of Epazz, Inc. as of the close of trading on September 15, 2013 on a 10:1 basis.

The following table summarizes the fair value of assets acquired and liabilities assumed:

Assets acquired
Cash	$–
Total assets acquired	–
Liabilities assumed
InterCompany accounts payable, related party	1,025
Total fair value of assets and liabilities acquired	(1,025)

Note 4 – Related Parties

Shares of Class A Common Stock Issued to Related Parties Pursuant to a Stock Distribution

On November 21, 2013, Epazz, Inc. distributed 345,610,950 shares of the Class A common stock of the Company among Epazz, Inc.’s shareholders pursuant to the spin-off of the Company from Epazz, Inc. Each shareholder of record on September 15, 2013 was issued one share of FlexFridge, Inc. Class A common stock for each share of Epazz, Inc. class A common stock owned by the shareholder. A total of 297,385,702 of these shares were issued to related parties representing approximately 86% of the total shares issued.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company does not have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-11

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of December 31, 2013 and 2014, respectively:

	Fair Value Measurements at December 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$100	$–	$–
Total assets	100	–	–
Liabilities
InterCompany accounts payable, related parties	–	3,175	–
Total Liabilities	–	3,175	–
	$100	$(3,175)	$–

	Fair Value Measurements at December 31, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$20	$–	$–
Total assets	20	–	–
Liabilities
InterCompany accounts payable, related parties	–	30,136	–
Total Liabilities	–	30,136	–
	$20	$(30,136)	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the period from March 3, 2013 (Inception) through December 31, 2014.

Level 2 liabilities consist of InterCompany debt arrangements. No fair value adjustment was necessary during the period from March 3, 2013 (Inception) through December 31, 2014.

Note 6 – Stockholder’s Equity (Deficit)

On November 14, 2013, the Board of Directors, consisting solely of Shaun Passley, the Company’s majority shareholder, amended the Article of Incorporation to change the par value and number of authorized shares of each class of common and series of preferred stock, in addition to the modification of the attributes and dividends. The disclosures herein reflect these modifications and the changes to the par value have been retroactively reflected throughout.

Convertible Preferred Stock, Series A

The Company has 20,000,000 authorized shares of $0.0001 par value Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock accrues dividends equal to 1.5% of the Company’s revenues per quarter, beginning on January 1st of any calendar year in which the Company has generated revenue over $2 million, and an additional 24% of the Company’s net income beginning on January 1st of any calendar year in which the Company has generated net income over $2 million. The dividends are payable at the discretion of the Company, provided that any unpaid dividends accrue until paid. The Series A Preferred Stock includes a liquidation preference equal to $0.0001 per share, plus any accrued and unpaid dividends. The Series A Preferred Stock is convertible, at the option of the holder into shares of the Company’s Class A Common Stock, with five business days’ notice into 60% of the total number of then issued and outstanding shares of Class A Common Stock. The Series A Preferred Stock has limited voting rights, relating solely to matters which adversely affect the rights of the Series A Preferred Stock holders. The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Series A Preferred Stock have been issued to date.

F-12

Convertible Preferred Stock, Series B

The Company has 20,000,000 authorized shares of $0.0001 par value Series B Convertible Preferred Stock (“Series B Preferred Stock”). The Series B Preferred Stock accrues dividends equal to 1.5% of the Company’s revenues per quarter, beginning on January 1st of any calendar year in which the Company has generated revenue over $1 million, and an additional 6% of the Company’s net income beginning on January 1st of any calendar year in which the Company has generated net income over $2 million. The dividends are payable at the discretion of the Company, provided that any unpaid dividends accrue until paid. The Series B Preferred Stock includes a liquidation preference equal to $0.0001 per share, plus any accrued and unpaid dividends. The Series B Preferred Stock is convertible, at the option of the holder into shares of the Company’s Class A Common Stock, with five business days’ notice into 10% of the total number of then issued and outstanding shares of Class A Common Stock, provided that no conversion will take place until all holders of the Series B Preferred Stock consent to such conversion. The Series B Preferred Stock has limited voting rights, relating solely to matters which adversely affect the rights of the Series B Preferred Stock holders. The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Convertible Series B Preferred Stock have been issued to date. No shares of Series B Preferred Stock have been issued to date.

Common Stock, Class A

The Company has 1 billion authorized shares of $0.0001 par value Class A Common Stock.

Stock Distribution

On November 21, 2013, Epazz, Inc. distributed 345,610,950 shares of the class A common stock of the Company among Epazz, Inc.’s shareholders pursuant to the spin-off of the Company from Epazz, Inc. Each shareholder of record on September 15, 2013 was issued one share of Z Fridge, Inc. class A common stock for each share of Epazz, Inc. class A common stock owned by the shareholder. A total of 297,385,702 of these shares were issued to related parties representing approximately 86% of the total shares issued.

Convertible Common Stock, Class B

The Company has 60,000,000 authorized shares of $0.0001 par value Convertible Class B Common Stock, convertible at the option of the holder into shares of the Company’s Class A Common Stock on a 1:1 basis. The Convertible Class B Common Stock carries preferential voting rights of 2,000 votes to each Class A Common Stock vote (2,000:1). The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Class B Common Stock have been issued to date.

Note 7 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the period from March 3, 2013 (Inception) through December 31, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2014, the Company had approximately $30,116 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2013	2014
Deferred tax assets:
Net operating loss carry forwards	$(3,075)	$(30,116)

Net deferred tax assets before valuation allowance	1,076	$10,541
Less: Valuation allowance	(1,076)	(10,541)
Net deferred tax assets	$–	$–

F-13

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2014.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31,
2014

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35)%

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 8 – Subsequent Events

On January 13, 2015, the Company granted 20,000,000 shares of Series A Preferred Stock to Shaun Passley, the president of the company for management services.

On January 13, 2015, the Company granted 16,000,000 shares of Series B Preferred Stock to Epazz, Inc. a corporation controlled by the president of the company for offices services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to GG Mars Capital Inc. a related party for financing services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to Star Financial Corporation a related party for financing services.

On January 13, 2015, the Company granted 4,000 shares of Series B Preferred Stock to Craig Passley a related party for management services.

On January 13, 2015, the Company granted 20,000,000 shares of Series B Common Stock to Shaun Passley, the president of the company for product development services.

F-14